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                                                                     EXHIBIT 5.2

June 28, 1996

Aetna Life and Casualty Company
151 Farmington Avenue
Hartford, Connecticut 06156

Aetna Inc.
151 Farmington Avenue
Hartford, Connecticut 06156

Ladies and Gentlemen:

     We have acted as special counsel to Aetna Life and Casualty Company (to be renamed Aetna Services, Inc.) (the "Company") and Aetna Inc. ("Aetna"), each a Connecticut corporation, in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the contemplated issuance from time to time of up to $2,000,000,000 aggregate public offering price or the equivalent thereof in one or more foreign currencies or composite currencies of senior or subordinated debt securities (the "Debt Securities") of the Company and senior or subordinated guarantees (the "Guarantees") of Aetna of the Debt Securities. The Debt Securities and the Guarantees may be issued pursuant to the Senior Debt Securities Indenture to be entered into among the Company, Aetna and State Street Bank and Trust Company of Connecticut, National Association, as Trustee (as amended or supplemented, the "Senior Indenture"), or a Subordinated Debt Securities Indenture to be entered into among the Company, Aetna and State Street Bank and Trust Company of Connecticut, National Association, as Trustee (as amended or supplemented, the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purpose of rendering this opinion.

     Upon the basis of the foregoing and assuming that the Mergers referred to in the Registration Statement have been duly consummated, we are of the opinion that:

          (1) when (i) the Registration Statement has become effective under the Securities Act; (ii) the Indentures have been duly executed and delivered;
     (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indentures relating to the Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iv) the Debt Securities have been duly executed and authenticated in accordance with the Indentures relating to the Debt Securities, and duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Debt Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally, and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          (2) when (i) the Registration Statement has become effective under the Securities Act; (ii) the Indentures have been duly executed and delivered;
     (iii) the terms of the Debt Securities and the Guarantees to be endorsed thereon and of their issuance and sale have been duly established in conformity with the Indentures relating to the Debt Securities and Guarantees so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Aetna

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     and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Aetna;
     (iv) the Guarantees to be endorsed on the Debt Securities have been duly executed in accordance with the Indentures relating to the Debt Securities; and (v) the Debt Securities have been duly executed and authenticated in accordance with the Indentures relating to the Debt Securities, and duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Guarantees will constitute valid and legally binding obligations of Aetna enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally, and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     We note that, as of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency, currency unit or composite currency or on a Guarantee in respect of any such Debt Security in a Federal or state court located in New York ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular Debt Security or the Guarantee in respect thereof is denominated into United States dollars will depend upon various factors, including which court renders the judgment.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. To the extent that the foregoing opinion expresses conclusions as to matters of the laws of the State of Connecticut, we have, with your permission and without any independent investigation, relied on the opinion of Thomas J. Calvocoressi, counsel to the Company and Aetna.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "Validity of the Securities". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,

                                          /s/ Davis Polk & Wardwell

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                                          Davis Polk & Wardwell

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